EXHIBIT 11.1

MECON, INC.
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 THREE MONTHS ENDED       NINE MONTHS ENDED
                                                    SEPTEMBER 30,           SEPTEMBER 30,
                                                ---------------------------------------------
                                                   1999       1998         1999       1998
                                                ---------- ----------   ---------- ----------
BASIC EARNINGS PER SHARE

Weighted average common stock outstanding         7,196       7,007        7,157      6,997
                                                ---------- ----------   ---------- ----------
Net income (loss)                               ($3,878)       $870      ($3,154)    $1,278
                                                ---------- ----------   ---------- ----------
Basic earnings per share                         ($0.54)      $0.12       ($0.44)     $0.18
                                                ========== ==========   ========== ==========

DILUTED EARNINGS PER SHARE

Weighted average common stock outstanding         7,196       7,007        7,157      6,997

Dilutive effect of options outstanding              --          452          --         491
                                                ---------- ----------   ---------- ----------
Weighted average common and dilutive
 potential common stock outstanding               7,196       7,007        7,157      7,488
                                                ---------- ----------   ---------- ----------
Net income (loss)                               ($3,868)      $ 870      ($3,154)    $1,278
                                                ---------- ----------   ---------- ----------
Diluted earnings per share                       ($0.54)      $0.12       ($0.44)     $0.17
                                                ========== ==========   ========== ==========
